Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Strong First Quarter 2023 Results

NEW YORK, NY, May 9, 2023 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2023.
“Urban Edge achieved a strong start to 2023 as we continued to execute on our growth strategy," said Jeff Olson, Chairman and CEO. "We are very pleased with the momentum of our leasing activity, highlighted by our signed but not open pipeline which has grown for the fourth consecutive quarter, increasing by $10 million to $31 million since the first quarter of 2022, and representing approximately 13% of current annualized NOI. In addition, we are thrilled with the successful refinancing of our mortgage loan secured by Bergen Town Center which has reduced our debt maturities through 2025 to $235 million, less than 15% of our current outstanding indebtedness. Our team continues to focus on executing the many exciting growth opportunities across our portfolio, and we are on track with our plan to increase our NOI by at least 20% over the next three years.”

Financial Results(1)(2)
•Generated a net loss attributable to common shareholders of $19.1 million, or $(0.16) per diluted share, for the first quarter of 2023 compared to net income of $9.5 million, or $0.08 per diluted share, for the first quarter of 2022. The net loss was driven by a non-cash impairment charge of $34.1 million, or $0.28 per diluted share, reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $38.6 million, or $0.32 per share, for the quarter compared to $34.2 million, or $0.28 per share, for the first quarter of 2022.
•Generated FFO as Adjusted applicable to diluted common shareholders of $39.0 million, or $0.32 per share, for the quarter compared to $34.5 million, or $0.28 per share, for the first quarter of 2022. Our strong first quarter results were driven by rent commencements on new leases, higher net recovery income, and lower general and administrative expenses.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment, by 6.3% compared to the first quarter of 2022. The increase was primarily due to rent commencements on new leases and higher net recovery income. Excluding the collection of amounts previously deemed uncollectible, the increase would have been 6.2% compared to the first quarter of 2022.
•Increased same-property NOI, excluding properties in redevelopment, by 5.1% compared to the first quarter of 2022. The increase was primarily due to rent commencements on new leases and higher net recovery income. Excluding the collection of amounts previously deemed uncollectible, the increase would have been 4.8% compared to the first quarter of 2022.
•Reported same-property portfolio leased occupancy of 95.3%, an increase of 240 basis points compared to March 31, 2022 and a decrease of 20 basis points compared to December 31, 2022.
•Reported consolidated portfolio leased occupancy, excluding Sunrise Mall, of 94.6%, an increase of 420 basis points compared to March 31, 2022 and a decrease of 20 basis points compared to December 31, 2022.
•Executed 42 new leases, renewals and options totaling 430,000 sf during the quarter. Same-space leases totaled 412,000 sf and generated an average rent spread of 7.5% on a cash basis.

Financing Activity
On April 6, 2023, the Company successfully refinanced the mortgage secured by its property, Bergen Town Center, with a new 7-year fixed rate, $290 million loan. The proceeds from the new loan were used to pay down the Company's previous mortgage on the property which had an outstanding balance of $300 million. The refinancing of this loan reduces the Company's debt maturing through 2025 to $235 million, representing less than 15% of outstanding indebtedness.

Balance Sheet and Liquidity(1)(4)
Balance sheet highlights as of March 31, 2023 include:
•Total liquidity of approximately $911 million, comprised of $111 million of cash on hand and $800 million available under our revolving credit agreement.
•Mortgages payable of $1.7 billion, with a weighted average term to maturity of 3.9 years. Approximately 91% of our outstanding debt is fixed rate. The weighted average term to maturity increased to 5.1 years upon the refinancing of Bergen Town Center.
•Total market capitalization of approximately $3.5 billion, comprised of 122.6 million fully-diluted common shares valued at $1.8 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 45%.

Leasing, Development and Redevelopment
The Company recently received site plan approval from the Paramus Planning Board to develop 456 apartments on the east side of Bergen Town Center. The project features an impressive architectural design with numerous amenities. It is located within a short walk to two major supermarkets; with immediate access to NJ State highways only nine miles from New York City and offers a place to live, work, play and shop.
During the quarter, the Company executed 111,000 sf of new leases, including a 25,400 sf lease with Burlington at Huntington Commons.
The Company has $217.7 million of active redevelopment projects under way, with estimated remaining costs to complete of $150.0 million. The active redevelopment projects are expected to generate an approximate 12% unleveraged yield.
As of March 31, 2023, the Company has signed leases that have not yet rent commenced that are expected to generate an additional $31.3 million of future annual gross rent, representing approximately 13% of current annualized NOI. Approximately $5.5 million of this amount is expected to be recognized in the remainder of 2023.

Non-Cash Impairment
During the three months ended March 31, 2023, the Company recognized a non-cash impairment charge of approximately $34 million, or $0.28 per share, related to Kingswood Center, an office and retail property in Brooklyn, New York, which the Company acquired in February 2020. Two-thirds of Kingswood Center’s 130,000 sf of gross leasable area consists of office space that has been significantly impacted by the COVID-19 pandemic, causing declines in occupancy. The property has $66 million of non-recourse mortgage debt outstanding that matures in February 2028. The mortgage was recently transferred to special servicing at the Company's request considering the 2023 projected NOI will not cover debt service. The projected negative cash flow of the property is reflected in the 2023 annual guidance outlined in this release as well as the FFO as Adjusted target of $1.35 per diluted share for 2025 and the NOI growth targets that were outlined during the Company’s April 18th Investor Day.

2023 Earnings Guidance
The Company is reiterating its updated 2023 full-year guidance ranges for FFO and FFO as Adjusted provided in our recent press release and investor presentation on April 18th, estimating FFO of $1.13 to $1.17 per diluted share, and FFO as Adjusted of $1.14 to $1.18 per diluted share. This is an increase of $0.02 per diluted share at the midpoint compared to the previous guidance provided in our fourth quarter 2022 results. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our forecasting can be found on page 4 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on May 9, 2023 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13736844. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting May 9, 2023 at 11:30am ET through May 23, 2023 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13736844.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 10 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2023.
(3) Refer to page 11 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2023.
(4) Net debt as of March 31, 2023 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $111 million.

2023 Earnings Guidance

The Company is reiterating its updated 2023 full-year guidance ranges provided for FFO and FFO as Adjusted in our recent release on April 18th, 2023, estimating FFO of $1.13 to $1.17 per diluted share, and FFO as Adjusted of $1.14 to $1.18 per diluted share. Below is a summary of the Company's 2023 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.27 - $0.33	$0.03 - $0.06
Net income attributable to common shareholders per diluted share	$0.26 - $0.32	$0.03 - $0.06
FFO per diluted share	$1.10 - $1.16	$1.13 - $1.17
FFO as adjusted per diluted share	$1.11 - $1.17	$1.14 - $1.18

The Company's full year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 0.0% to 2.0%
•Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible of 1.5% to 3.5%
•No new acquisitions or dispositions
•Recurring G&A expenses ranging from $34.5 million to $36.5 million
•Interest and debt expense ranging from $71.0 million to $72.5 million
•Excludes items that impact FFO comparability, including gain/loss on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business

	Guidance 2023E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$3,700	$7,700	$0.03	$0.06
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(400)	(400)	—	—
Consolidated subsidiaries	600	600	—	—
Net income attributable to common shareholders	3,900	7,900	0.03	0.06
Adjustments:
Rental property depreciation and amortization	101,100	101,100	0.82	0.82
Gain on sale of real estate	(400)	(400)	—	—
Real estate impairment loss	34,100	34,100	0.28	0.28
Limited partnership interests in operating partnership	400	400	—	—
FFO Applicable to diluted common shareholders	139,100	143,100	1.13	1.17
Adjustments to FFO:
Transaction, severance and litigation expenses	1,100	1,100	0.01	0.01
FFO as Adjusted applicable to diluted common shareholders	$140,200	$144,200	$1.14	$1.18
(1) Amounts may not foot due to rounding.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission. The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 7 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 70 properties for the three months ended March 31, 2023 and 2022. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. We also present this metric excluding the collection of amounts previously deemed uncollectible.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2023, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 70 properties for the three months ended March 31, 2023 and 2022. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the ongoing COVID-19 pandemic and related COVID-19 variants; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which will be replaced by SOFR after June 30, 2023; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
ASSETS
Real estate, at cost:
Land	$531,594	$535,770
Buildings and improvements	2,469,064	2,468,385
Construction in progress	292,915	314,190
Furniture, fixtures and equipment	8,804	8,539
Total	3,302,377	3,326,884
Accumulated depreciation and amortization	(801,391)	(791,485)
Real estate, net	2,500,986	2,535,399
Operating lease right-of-use assets	62,386	64,161
Cash and cash equivalents	62,142	85,518
Restricted cash	49,044	43,256
Tenant and other receivables	15,800	17,523
Receivable arising from the straight-lining of rents	65,543	64,713
Identified intangible assets, net of accumulated amortization of $42,613 and $40,983, respectively	60,181	62,856
Deferred leasing costs, net of accumulated amortization of $20,529 and $20,107, respectively	27,649	26,799
Prepaid expenses and other assets	79,913	77,207
Total assets	$2,923,644	$2,977,432

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,686,897	$1,691,690
Operating lease liabilities	58,103	59,789
Accounts payable, accrued expenses and other liabilities	94,766	102,519
Identified intangible liabilities, net of accumulated amortization of $42,719 and $40,816, respectively	91,389	93,328
Total liabilities	1,931,155	1,947,326
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,571,250 and 117,450,951 shares issued and outstanding, respectively	1,174	1,173
Additional paid-in capital	1,010,522	1,011,293
Accumulated other comprehensive income	341	629
Accumulated deficit	(74,034)	(36,104)
Noncontrolling interests:
Operating partnership	40,262	39,209
Consolidated subsidiaries	14,224	13,906
Total equity	992,489	1,030,106
Total liabilities and equity	$2,923,644	$2,977,432

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
REVENUE
Rental revenue	$99,354	$99,416
Other income	87	785
Total revenue	99,441	100,201
EXPENSES
Depreciation and amortization	25,084	24,527
Real estate taxes	15,677	15,975
Property operating	17,426	21,205
General and administrative	9,058	11,121
Real estate impairment loss	34,055	—
Lease expense	3,155	3,135
Total expenses	104,455	75,963
Gain on sale of real estate	356	—
Interest income	511	205
Interest and debt expense	(15,293)	(14,004)
Income (loss) before income taxes	(19,440)	10,439
Income tax expense	(706)	(905)
Net income (loss)	(20,146)	9,534
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	788	(387)
Consolidated subsidiaries	240	339
Net income (loss) attributable to common shareholders	$(19,118)	$9,486

Earnings (loss) per common share - Basic:	$(0.16)	$0.08
Earnings (loss) per common share - Diluted:	$(0.16)	$0.08
Weighted average shares outstanding - Basic	117,450	117,330
Weighted average shares outstanding - Diluted	117,450	117,393

Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income (loss) to FFO and FFO as Adjusted for the three months ended March 31, 2023 and 2022. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2023	2022
Net income (loss)	$(20,146)	$9,534
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	788	(387)
Consolidated subsidiaries	240	339
Net income (loss) attributable to common shareholders	(19,118)	9,486
Adjustments:
Rental property depreciation and amortization	24,809	24,298
Limited partnership interests in operating partnership	(788)	387
Gain on sale of real estate(2)	(356)	—
Real estate impairment loss(3)	34,055	—
FFO Applicable to diluted common shareholders	38,602	34,171
FFO per diluted common share(1)	0.32	0.28
Adjustments to FFO:
Transaction, severance and litigation expenses	407	497
Reinstatement of receivables arising from the straight-lining of rents, net	(36)	(87)
Tenant bankruptcy settlement income	—	(36)
FFO as Adjusted applicable to diluted common shareholders	$38,973	$34,545
FFO as Adjusted per diluted common share(1)	$0.32	$0.28

Weighted Average diluted common shares(1)	122,447	122,187
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2023 and 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The gain on sale of real estate for the three months ended March 31, 2023 relates to the release of escrow funds from a property disposed of in a prior period.
(3) During the three months ended March 31, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.

Reconciliation of Net Income (Loss) to NOI and Same-Property NOI

The following table reflects the reconciliation of net income (loss) to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2023 and 2022. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income (loss)	$(20,146)	$9,534
Other expense (income)	226	(439)
Depreciation and amortization	25,084	24,527
General and administrative expense	9,058	11,121
Gain on sale of real estate	(356)	—
Interest income	(511)	(205)
Interest and debt expense	15,293	14,004
Income tax expense	706	905
Real estate impairment loss	34,055	—
Non-cash revenue and expenses	(2,263)	(2,385)
NOI	61,146	57,062
Adjustments:
Non-same property NOI and other(1)	(5,466)	(4,394)
Sunrise Mall net operating loss	1,014	1,354
Tenant bankruptcy settlement income and lease termination income	(8)	(110)
Same-property NOI(2)	$56,686	$53,912
NOI related to properties being redeveloped	5,232	4,339
Same-property NOI including properties in redevelopment(3)	$61,918	$58,251
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.
(2) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 4.8% compared to the first quarter of
2022.
(3) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 6.2% compared to the first quarter of
2022.

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income (loss) to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2023 and 2022. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income (loss)	$(20,146)	$9,534
Depreciation and amortization	25,084	24,527
Interest and debt expense	15,293	14,004
Income tax expense	706	905
Gain on sale of real estate	(356)	—
Real estate impairment loss	34,055	—
EBITDAre	54,636	48,970
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	407	497
Reinstatement of receivables arising from the straight-lining of rents, net	(36)	(87)
Tenant bankruptcy settlement income	—	(36)
Adjusted EBITDAre	$55,007	$49,344